Exhibit 99.1

GlobalSCAPE, Inc. Increases Security and Automation Capabilities through New Cloud Storage and Remote Office Features

Latest Modules Offer IT Admins More Support for Cloud Initiatives and Ability to Better Meet Business Needs in Real Time

SAN ANTONIO – November 21, 2017 – GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today announced updates for its Enhanced File TransferTM (EFTTM) platform. EFT version 7.4.5 includes new automation and security features as well as cloud storage support capabilities with the Remote Agent Module and Cloud Connector Module.

EFT’s Remote Agent Module (RAM) allows organizations to perform unattended file transfers between remote locations and corporate headquarters with centralized control. RAM’s capabilities make it easy for organizations to quickly scale and meet business needs in real time. Without a comprehensive tool in place, IT administrators are often required to create custom code or scripts and develop the appropriate business logic to automate transfers. This can be an unsustainable task, given the potential for human error and security vulnerabilities, as well as the time consuming, repetitive nature of creating these functionalities. With RAM, customers are able to:

•	Instruct remote agents to process files arriving in a monitored “hot” folder and/or to retrieve or send files to corporate on a schedule
•	Remove the need for admins to deploy and update remote automation scripts
•	Eliminate the need to deploy insecure, third-party FTP or SFTP clients
•	Quickly deploy the RAM package and easily accommodate changing needs of remote offices or branches

The Cloud Connector Module (CCM) offers IT admins a way to securely support data transfers to and from cloud storage or containers like Amazon S3 or Microsoft Azure. The CCM has the ability to automatically copy or move files arriving at EFT to cloud storage, set timer rules to download files from cloud storage at specified intervals, and seamlessly integrate with EFT’s post-processing engine. These features provide additional support to organizations looking to move more data into their cloud infrastructure. With the CCM, administrators will be able to:

•	Connect natively to Amazon S3 or Azure Blob storage without custom scripting, manual browsing or complexity
•	Integrate natively with cloud storage through EFT, without the need for outside integration

Globalscape EFT is an award-winning managed file transfer (MFT) platform that provides organizations with the ability to securely manage and protect their data, comply with strict industry regulations, create complex automated workflows, track enhanced data flows and accelerate the transfer of large files, among other things.

Supporting Quote:
Peter Merkulov, Chief Technology Officer at Globalscape
“Organizations are scaling quickly and extending their global reach, requiring new capabilities to support remote offices and cloud infrastructure projects. These new modules provide our customers with a way to securely enhance the movement of data, while reducing overall IT complexity and cost. Considering the value of data for most organizations, we are confident that these new feature sets will offer a more reliable way to protect and maintain control over this precious commodity.”

For more information about EFT version 7.4.5, please visit https://www.globalscape.com/managed-file-transfer.

About Globalscape
GlobalSCAPE, Inc. (NYSE American: GSB) is a worldwide leader in the secure movement and integration of data. Through Globalscape’s powerful yet intuitive technology, organizations can accelerate their digital transformation and maximize their potential by unleashing the power of data. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

Globalscape Press Contact
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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